UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT NO. 2, DATED APRIL 30, 2021

TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF ALASKA AIR GROUP

TO BE HELD MAY 6, 2021

Explanatory Note

Alaska Air Group, Inc. (the “Company”) is filing this amendment and supplement (this “Supplement”) dated April 30, 2021 to its proxy statement dated March 26, 2021 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held on May 6, 2021, for the purpose of supplementing the bullet points included on page 36 of the Proxy Statement under the heading “Financial Results and Liquidity Highlights” to (i) include a cross-reference to the reconciliation of adjusted net debt, a financial measure not defined in accordance with generally accepted accounting principles (“GAAP”), to the comparable GAAP financial measures included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 10-K”), and (ii) present the calculation of adjusted net debt to net invested capital, a non-GAAP financial measure, and a reconciliation of adjusted net debt, as used in such calculation, to the comparable GAAP financial measures.

Page 43 of the 2020 10-K, which accompanied the Proxy Statement furnished to stockholders in connection with the Company’s Annual Meeting of Stockholders to be held on May 6, 2021, included a reconciliation of adjusted net debt to the comparable GAAP financial measures. The Proxy Statement inadvertently omitted a cross-reference to the page of its 2020 10-K that contains this reconciliation. By this Supplement, the Company is adding a prominent cross-reference to the reconciliation included in the 2020 10-K and, for stockholders’ convenience, is also restating the reconciliation below. The Company has also presented below its calculation of adjusted net debt to net invested capital, a ratio that is calculated using GAAP financial measures and the non-GAAP financial measure, adjusted net debt, which is reconciled to the comparable GAAP financial measures as referenced above.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this Supplement and Supplement No. 1 filed with the U.S. Securities and Exchange Commission on April 12, 2021, all information in the Proxy Statement remains unchanged.

Revisions to Financial Results and Liquidity Highlights

The following text amends and supplements the disclosure in the Proxy Statement to include the following directly below the last bullet point under “Financial Results and Liquidity Highlights” on page 36 in the Compensation Discussion and Analysis section of the Proxy Statement:

** Adjusted net debt is a non-GAAP measure defined as long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities. Management believes that adjusted net debt provides useful information to investors regarding the Company’s liquidity and financial position. See page 43 of the Company’s 2020 Annual Report on Form 10-K accompanying this Proxy Statement for a reconciliation of adjusted net debt to the comparable GAAP financial measures. Adjusted net debt to invested capital is a non-GAAP measure defined as adjusted net debt divided by the sum of adjusted net debt and shareholders’ equity. Management believes this ratio provides useful information to investors regarding the Company’s capital structure and financial position.

For stockholders’ convenience, the reconciliation of adjusted net debt for 2020 and 2019 as presented on page 43 of the 2020 10-K is set forth below:

Adjusted net debt

(in millions)	December 31, 2020	December 31, 2019
Current portion of long-term debt	$1,138	$235
Current portion of operating lease liabilities	290	269
Long-term debt	2,357	1,264
Long-term operating lease liabilities, net of current	1,268	1,439

Total adjusted debt	5,053	3,207
Less: Cash and marketable securities	(3,346)	(1,521)

Adjusted net debt	$1,707	$1,686

The calculation of adjusted net debt to net invested capital for 2020 and 2019 is set forth below:

Adjusted net debt to net invested capital

(in millions)	December 31, 2020	December 31, 2019
Adjusted net debt	$1,707	$1,686
Shareholders’ equity	2,988	4,331

Total adjusted net invested capital	$4,695	$6,017

Adjusted net debt to net invested capital	36%	28%

Voting Information

Proxies received since the mailing date of the Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy. If you have already submitted a proxy to vote your shares at the Annual Meeting and you do not wish to change your vote, you do not need to resubmit a new proxy or re-cast your vote.